TRANS-LUX CORPORATION & SUBSIDIARIES                      EXHIBIT 11
           COMPUTATION OF EARNINGS PER SHARE
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


                                                FOR THE THREE MONTHS   FOR THE SIX MONTHS
                                                ENDED JUNE 30, 1994    ENDED JUNE 30, 1994
                                                -------------------    -------------------


  Primary:
  -------
  Net income                                          $216,000               $770,000
                                                     =========              =========

  Average common shares outstanding                  1,247,532              1,247,540
  Assumes exercise of options reduced by
    the number of shares which could have
    been purchased with the proceeds from
    exercise of such options                            20,676                 20,676






                                                     ---------              ---------
  Average common and common equivalent
    shares outstanding                               1,268,208              1,268,216
                                                     =========              =========

  Primary earnings per share                             $0.17                  $0.61
                                                     =========              =========

  Fully diluted:
  --------------
  Net income                                          $216,000               $770,000

  Add after tax interest expense applicable
    to 9% convertible subordinated debentures          115,000                230,000
                                                     ---------              ---------
  Adjusted net income                                 $331,000             $1,000,000
                                                     =========              =========

  Average common shares outstanding                  1,247,532              1,247,540
  Assumes exercise of options reduced by
    the number of shares which could have
    been purchased with the proceeds from
    exercise of such options                            20,676                 20,676
  Assumes conversion of 9% convertible
    subordinated debentures                            709,921                709,921
                                                     ---------              ---------
  Average common and common equivalent
    shares outstanding                               1,978,129              1,978,137
                                                     =========              =========

  Fully diluted earnings per share                       $0.17                  $0.51
                                                     =========              =========


  Fully diluted earnings per share are not presented for the three and six months ended June 30, 1995 as the effect is not dilutive.
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